Registration No. 33-
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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                          HOME FEDERAL BANCORP
         (Exact name of Registrant as specified in its charter)

            Indiana                                         35-1807839
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

         222 West Second Street
            Seymour, Indiana                                  47274
(Address of  Principal Executive Offices)                  (Zip Code)

                   HOME FEDERAL BANCORP 1999 STOCK OPTION PLAN
                            (Full title of the plans)

                               John K. Keach, Jr.
                      President and Chief Executive Officer

                              Home Federal Bancorp
                             222 West Second Street
                             Seymour, Indiana 47274

                     (Name and address of agent for service)

          (Telephone number, including area code, of agent for service)
                                 (812) 522-1592

                         CALCULATION OF REGISTRATION FEE

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                                 Proposed            Proposed
       Title of                   maximum             maximum         Amount
      securities     Amount      offering            aggregate          of
         to be        to be      price per           offering      registration
      registered   registered    share(1)            price(1)          fee
--------------------------------------------------------------------------------
Common Stock,
without par value    250,000     $20.17689        $5,044,222.50     $1,331.67
================================================================================

(1) Estimated solely to determine the registration fee and based on the option price of stock options already granted under the Plan and on the average of the high and low sales prices per share of Common Stock of Home Federal Bancorp on April 17, 2000, as to shares not yet subject to options granted under the Plan, pursuant to Rule 457(c) and (h).

(2) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.

                               Page 1 of ___ Pages
                            Exhibit Index on Page ___

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     Document(s) containing information specified by Part I of this Form S-8 Registration Statement ("Registration Statement") promulgated under the Securities Act of 1933, as amended (the "1933 Act"), will be sent or given to participants in the Home Federal Bancorp 1999 Stock Option Plan (the "Plan"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the 1933 Act. Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (1) The annual report of Home Federal Bancorp (the "Registrant") for the year ended June 30, 1999, filed with the Securities and Exchange Commission on Form 10-K;

     (2) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") by the Registrant since June 30, 1999; and

     (3) The description of the capital stock of the Registrant contained in the Registrant's Registration Statement on Form 8-B, which was filed with the Commission on February 19, 1993, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections l3(a), 13(c), l4, and l5(d) of the 1934 Act prior to the filing of a post-effective amendment that indicates that all shares offered hereby have been sold or that deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Article 13 of the Registrant's Articles of Incorporation, pursuant to authority contained in the Indiana Business Corporation Law, provides for the indemnification of the Registrant's officers and directors against expenses, judgments, settlements, penalties and fines that may be incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they are made parties if they acted in good faith and in a manner they reasonably believed, in the case of conduct in their official capacity, was in the best interest of the Registrant and, in all other cases, was not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or no reasonable cause to believe their conduct was unlawful. Such indemnification is required in cases where the directors or officers are successful, on the merits or otherwise, in the defense of any claim, issue or matter.

     The Registrant also maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     The exhibits furnished with this registration statement are listed on page E-1.

Item 9.    Undertakings.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seymour, and the State of Indiana, on this 19th day of April, 2000.

                                      HOME FEDERAL BANCORP

                                      By  /s/ John K. Keach, Jr.
                                          -------------------------------------
                                          John K. Keach, Jr.
                                          President and Chief Executive Officer


     Each person whose signature appears below hereby constitutes and appoints John K. Keach, Jr., and Lawrence E. Welker, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                         Title                           Date
       ----------------------------------------------------------------------
(1)    Principal Executive Officer:


       /s/ John K. Keach, Jr.        President and Chief      )
       John K. Keach, Jr.            Executive Officer        )
                                                              )
(2)    Principal Financial and                                )
       Accounting Officer:                                    )
                                                              )
                                                              )
       /s/ Lawrence E. Welker        Executive Vice President,)
       Lawrence E. Welker            Chief Financial          )
                                     Officer, Treasurer, and  )
                                     Secretary                )
                                                              )  April 19, 2000
                                                              )
(3)    A Majority of the Board                                )
       of Directors                                           )
                                                              )
                                                              )
       /s/ John T. Beatty            Director                 )
       ------------------------                               )
       John T. Beatty                                         )
                                                              )
                                                              )
       /s/ Lewis W. Essex            Director                 )
       ------------------------                               )
       Lewis W. Essex                                         )
                                                              )
                                                              )

       /s/ Harold Force              Director                 )
       ------------------------                               )
       Harold Force                                           )
                                                              )
                                                              )
       /s/ John K. Keach, Sr.        Director                 )
       ------------------------                               )
       John K. Keach, Sr.                                     )
                                                              )
                                                              )
       /s/ David W. Laitinen         Director                 )  April 19, 2000
       ------------------------                               )
       David W. Laitinen                                      )
                                                              )
                                                              )
       /s/ Harvard W. Nolting, Jr.   Director                 )
       ------------------------                               )
       Harvard W. Nolting, Jr.                                )
                                                              )
                                                              )
       /s/ Gregory J. Pence          Director                 )
       ------------------------                               )
       Gregory J. Pence                                       )

                                INDEX TO EXHIBITS

                                                                        Page No.
                                                                        In This
Exhibit No.                    Description                               Filing

     4.1     Articles   of   Incorporation   of   the   Registrant   are
             incorporated   by   reference   to  Exhibit   3(1)  to  the
             Registrant's    Registration    Statement   on   Form   S-4
             (Registration No. 33-55234), which was filed with the Commission on December 2, 1992

     4.2     By-Laws of the Registrant are  incorporated by reference to
             Exhibit 3(2) of the Registrant's Registration Statement on Form S-4 (Registration No. 33-55234), which was filed with the Commission on December 2, 1992

     5 Opinion of Barnes & Thornburg as to the legality of the securities being registered

     23.1    Consent of Deloitte & Touche LLP

     23.2    Consent  of  Barnes  &  Thornburg  is  included  as part of
             Exhibit 5

     24 Power of Attorney is set forth on page S-3 of this Registration Statement